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                                   Exhibit 5.1


                            OPINION OF SCHRECK MORRIS


                                  June __, 2000

Station Casinos, Inc.
2411 West Sahara Avenue
Las Vegas, NV  89102

         Re:  Registration Statement on Form S-8 (the "Registration Statement")
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Ladies and Gentlemen:

         We have acted as counsel for Station Casinos, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share issuable under the Company's 1999 Stock Compensation Program (the "Program"), and subject to adjustment as provided therein, under the Registration Statement about to be filed with the Securities and Exchange Commission (the "Commission").

         We have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereafter expressed.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each natural person executing any such instrument, document, or agreement is legally competent to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents we examine are genuine and all documents submitted to us as certified conforming photostatic or facsimile copies conform to the original, and (iii) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

         Based upon the foregoing and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, when the Shares have been registered under the Securities Act, and when the Company has received the consideration to be received for said shares in accordance with the provisions of the Program and the Shares have been issued by the Company as provided under the Program, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to

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express any opinion herein concerning any laws other than the laws of the State of Nevada. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or blue sky laws.

         We hereby consent to the filing of this opinion in as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,


                                            SCHRECK MORRIS
                                            /s/ Schreck Morris
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